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The Board of Directors
Bonded Motors, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                    /s/ KPMG PEAT MARWICK LLP
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                                    KPMG Peat Marwick LLP


Los Angeles, California
November 7, 1997